UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                                                October 29, 2015

     WESTPORT FUTURES FUND L.P.
 (Exact name of registrant as specified in its charter)

New York	000-24111	13-3939393
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

c/o Ceres Managed Futures LLC
522 Fifth Avenue
New York, New York 10036
 (Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:                                                                                                                                     (855) 672-4468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.
On October 29, 2015, Ceres Managed Futures LLC, the general partner of the registrant (the “General Partner”) acting on behalf of the registrant, and Morgan Stanley & Co. LLC (“MS&Co.”), executed a U.S. Treasury Securities Purchase Authorization Agreement (the “Authorization Agreement”) between MS&Co. and the registrant, pursuant to which, effective as of June 1, 2015, MS&Co. is authorized and instructed to, among other things, purchase U.S. Treasury securities with up to all of the cash in the registrant’s futures account not committed to margin.  The Authorization Agreement is in addition to and supplements the registrant’s commodity futures customer agreement with MS&Co. (the “Existing Customer Agreement”).  There have been no changes to the fees paid to MS&Co. pursuant to the Existing Customer Agreement and, in all other respects, the Existing Customer Agreement remains unchanged and of full force and effect in regards to the registrant.
The Authorization Agreement is filed herewith as Exhibit 10.1.
Item 9.01  Financial Statements and Exhibits.
Exhibit No.	Description
10.1	U.S. Treasury Securities Purchase Authorization Agreement, effective as of June 1, 2015, between Morgan Stanley & Co. LLC and the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTPORT FUTURES FUND L.P.

By: Ceres Managed Futures LLC, General Partner

By /s/ Patrick T. Egan
Patrick T. Egan
President and Director

Date:  November 4, 2015